news release
QLT UPDATES ON THE U.S. ELIGARD® PATENT LITIGATION
Temporary Suspension of Eligard Sales in the U.S. by Sanofi-Synthelabo

For Immediate Release	March 6, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that the Court of Appeal has informed QLT USA, Inc. that the injunction against promoting, manufacturing, selling and offering for sale Eligard® has been stayed pending its decision to grant a permanent stay of the injunction. Also, QLT USA’s marketing partner for Eligard in the U.S., Sanofi-Synthelabo, Inc., has advised QLT USA that it is suspending sales of Eligard in the U.S. until the expiry of TAP Inc.’s patent, U.S. Patent No. 4,728,721 (“the ‘721”), on May 1, 2006.
As mentioned in our news release on February 22, 2006, Sanofi-Synthelabo informed QLT USA that, unless the court explicitly permits the continued sale of Eligard, or a license is granted, it may elect to suspend Eligard sales in the U.S. until the ‘721 patent expires.
On February 27, 2006, the U.S. District Court for the Northern District of Illinois Eastern Division granted an injunction enjoining QLT, Sanofi-aventis and their subsidiaries from promoting, manufacturing, selling and offering for sale QLT USA’s Eligard product in the U.S. until the ‘721 patent expires on May 1, 2006.
QLT USA and Sanofi-Synthelabo intend to continue to vigorously defend this case, and to seek an appeal of the adverse judgment in the Court of Appeals.
About QLT Inc.
QLT is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. We have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking” statements and information of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, and applicable Canadian Securities legislation, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements and information are only predictions and actual events or results may differ materially. Such statements and information include statements with respect to QLT’s expectations as to the final outcome of any appeal of the trial decision, the outcome of the motion by QLT USA to the Court of Appeal requesting a permanent stay of the injunction and the expectations as to the expectations of Sanofi-aventis to recommence sales of Eligard on May 1, 2006. Factors that could cause such actual events or results expressed or implied by such forward-looking statements and information to differ materially from any future results expressed or implied by such statements and information include, but are not limited to: the ultimate outcome of the Eligard litigation has not yet been decided and there can be no assurance that any appeal will be finally resolved in our favor, the Court may order the payment of substantial damages, or an additional royalty or damages for access to the inventions covered by claims in issued U.S. patents, the Court of Appeal may deny QLT USA’s request for a permanent stay of the injunction in which case QLT USA and Sanofi-aventis would be prevented from manufacturing, using, selling or promoting Eligard in the U.S. until May 1, 2006, Sanofi-aventis may not recommence sales of Eligard on May 1, 2006, and other factors as described in detail in QLT Inc.’s Annual Information Form on Form 10-K and recent and forthcoming quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian Securities Regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.